As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court,

112-114 St Stephens Green

Dublin 2, Ireland

+353 (0) 1 6699 020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amarin Corporation plc 2020 Stock Incentive Plan

(Full title of the plans)

Patrick Holt

President and Chief Executive Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

440 Route 22

Bridgewater, NJ 08807

Telephone: (908) 719-1315

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison, Esq.

Jacqueline Mercier, Esq.

Finnbarr D. Murphy, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: (617) 570-1000

Facsimile: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

In May 2023, the Board of Directors of Amarin Corporation plc (the “Company”) approved, subject to shareholder approval, Amendment No. 2 to the Company’s 2020 Stock Incentive Plan (the “Plan”), which increased the aggregate number of Shares (as defined in the Plan) authorized for issuance under the Plan by 20,000,000 Shares (the “Plan Amendment”). At the Company’s 2023 Annual General Meeting held on July 21, 2023 (the “2023 AGM”), the Company’s shareholders approved the Plan Amendment. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-240321) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2020, and the Company’s Registration Statement on Form S-8 (File No. 333-266611) filed with the Commission on August 5, 2022, each relating to the Plan, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8. This Registration Statement registers, among other securities described below, (a) the 20,000,000 Shares reserved for issuance under the Plan pursuant to the Plan Amendment and (b) 3,819,856 Shares underlying awards that expired, were forfeited, surrendered, canceled or otherwise terminated in whole or in part, other than through exercise, under the Company’s 2011 Stock Incentive Plan (as amended, the “2011 Plan”) subsequent to June 27, 2022, which may be made available for grants under the Plan (pursuant to the Plan) at the discretion of the Remuneration Committee of the Amarin Board of Directors.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.*

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Amarin Corporation plc (the “Company”) hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Commission:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended on May 1, 2023 (other than information furnished rather than filed);

2.	The Company’s Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2023 and June 30, 2023, respectively;

3.	The Company’s Current Reports on Form 8-K filed with the Commission on January 3, 2023, January 5, 2023, January 10, 2023 , February 21, 2023, March 2, 2023, March 6, 2023, March 31, 2023, April 17, 2023, June 23, 2023, July 18, 2023, July 20, 2023, and July 25, 2023; and

4.	The description of the Shares contained in the “Description of Registrant’s Securities” filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ) prior to the filing of a post-effective amendment to this registration statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of a Current Report on Form 8-K (including those referenced above) be deemed incorporated herein by reference, unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Articles of Association of Amarin Corporation plc (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 8, 2013, File No. 000-21392).

4.2	Amarin Corporation plc 2020 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 14, 2020, File No. 000-21392).

4.3	Amendment No. 1 to the Amarin Corporation plc 2020 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2022, File No. 000-21392).

4.4	Amendment No. 2 to the Amarin Corporation plc 2020 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 25, 2023, File No. 000-21392).

4.5	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on April 24, 2003).

4.6	Form of American Depositary Receipt evidencing ADSs (incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 29, 2012).

*5.1	Opinion of K&L Gates LLP.

*23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Dublin Ireland, on August 2, 2023.

Amarin Corporation plc

By:	/s/ Patrick Holt
Patrick Holt, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and Directors of Amarin Corporation plc, hereby severally constitute and appoint Patrick Holt and Tom Reilly, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Holt	Director, President and Chief Executive	August 2, 2023
Patrick Holt	Officer (Principal Executive Officer)

/s/ Tom Reilly	Executive Vice President, Chief Financial Officer	August 2, 2023
Tom Reilly	(Principal Financial and Accounting Officer)

/s/ Patrice Bonfiglio	Director	August 2, 2023
Patrice Bonfiglio

/s/ Paul Cohen	Director	August 2, 2023
Paul Cohen

/s/ Mark DiPaolo	Director	August 2, 2023
Mark DiPaolo

/s/ Keith L. Horn	Director	August 2, 2023
Keith L. Horn

/s/ Odysseas Kostas	Director	August 2, 2023
Odysseas Kostas

/s/ Oliver O’Connor	Director	August 2, 2023
Oliver O’Connor

/s/ Louis Sterling III	Director	August 2, 2023
Louis Sterling III

/s/ Diane E. Sullivan	Director	August 2, 2023
Diane E. Sullivan